UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported):  January 9, 2007

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 8, 2007, Depomed, Inc. (the “Company”) and Biovail Laboratories International s.r.l. (“BLS”), a subsidiary of Biovail Corporation and the successor to Biovail Laboratories Incorporated, amended the Stock Purchase Agreement, dated as of May 28, 2002, between the Company and BLS to eliminate the following sections:

(a)          Section 3.01(a), providing for observer rights on the Company’s board of directors in favor of BLS;

(b)         Section 3.01(c), providing for a right of first negotiation in favor of BLS with respect to Company acquisition transactions;

(c)          Section 3.01(d), Section 3.02, and Section 3.03, providing for rights in favor of BLS which have previously expired in accordance with their terms; and

(d)         Section 6.01, providing for access in favor of BLS to the Company’s officers, employees, books and records.

The Stock Purchase Agreement was filed as Exhibit 10.2 to the Company’s Form 8-K/A filed with the SEC on December 23, 2002.

Item 8.01 Other Events

Biovail License Agreement

On February 8, 2007, the Company and BLS entered into a license and development agreement (the “Agreement”) pursuant to which the Company has granted BLS an option to license the Company’s AcuFormTM drug delivery technology to develop and commercialize up to two pharmaceutical products.  The products may be selected by BLS from an agreed-upon list of three compounds at any time over the next 18 months.  A fourth compound may be added to the list of agreed-upon optioned compounds by mutual agreement of the parties.  The Company has no development obligations under the agreement.

Pursuant to the Agreement, BLS has paid the Company an upfront fee of $500,000, and is contingently obligated to pay Depomed additional fees related to the exercise of the license option, the initiation of the first Phase 3 trial for each product and upon receipt of U.S. regulatory approval for each product. The agreement also stipulates that Biovail make royalty payments to Depomed on net commercial sales of any product developed under the Agreement.

LG License Agreement

As previously disclosed by the Company, in November 2006, the Company amended its license and distribution agreement with LG Life Sciences, Ltd. (“LG”) related to the commercialization in the Republic of Korea of the 500mg strength of Glumetza, the Company’s extended release metformin hydrochloride product (the “LG License Agreement”).  The amendment provides for a $500,000 milestone payment from LG in respect of LG’s approval to market Glumetza in the

Republic of Korea, rather than a $700,000 payment, as reflected in the original agreement.  The Company received the $500,000 payment in November 2006, net of applicable Korean withholding taxes.  The product, known as Novamet GR, was launched in Korea in 2006.

In January 2007, the Company and LG concluded their previously disclosed negotiations related to the further amendment of the LG License Agreement to grant LG a license to manufacture the 500mg strength of Glumetza in exchange for royalties on net sales of Glumetza in the Republic of Korea, and to remove the provisions of the original agreement providing for the supply of 500mg Glumetza tablets by the Company to LG.  The LG License Agreement was amended to implement the foregoing modifications effective as of January 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: February 12, 2007	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer